AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CRESCENT REAL ESTATE EQUITIES COMPANY
(Exact Name of Registrant as Specified in Its Charter)

TEXAS	52-1862813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
777 MAIN STREET, SUITE 2100

FORT WORTH, TEXAS	76102
(Address of Principal Executive Offices)	(Zip Code)
Individual Unit Option Agreements
(Full Title of the Plan)
JOHN C. GOFF
CHIEF EXECUTIVE OFFICER
CRESCENT REAL ESTATE EQUITIES COMPANY
777 MAIN STREET, SUITE 2100
FORT WORTH, TEXAS 76102
(Name and Address of Agent for Service)
Copies to:

William L. Horton, Esq. Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037	David M. Dean, Esq. Managing Director, Law and Secretary Crescent Real Estate Equities Company 777 Main Street, Suite 2100 Fort Worth, Texas 76102
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities To Be	Amount To Be	Offering Price	Aggregate Offering	Registration
Registered	Registered(1)	Per Share	Price(2)	Fee
Common Stock, par value $.01	640,170	(2)	$11,125,373.00	$1,190.42

Common Shares
(1) This Registration Statement shall also cover any additional common shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.
(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the prices at which outstanding options may be exercised. Such prices range from $14.97 to $20.33.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by Crescent Real Estate Equities Company (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Commission on March 13, 2006.

(b)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-4 (Registration No. 102541) filed with the Commission on January 16, 2003.
All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Registrant’s declaration of trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified in respect of a proceeding (i) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Registrant’s declaration of trust and bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Registrant shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant as authorized by the bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant’s declaration of trust and bylaws also permit the Registrant to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Registrant in such capacity. The Registrant’s declaration of trust and bylaws also permit the Registrant to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when he is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the declaration of trust and bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under the Texas Real Estate Investment Trust Act and the Texas Business Corporation Act.
The limited partnership agreement of the operating partnership of the Registrant contains indemnification provisions comparable to those contained in the declaration of trust.
The Registrant carries insurance that purports to insure officers and trust managers of the Registrant against certain liabilities incurred by them in the discharge of their official functions.
The Registrant has entered into indemnification agreements with each of its executive officers and trust managers. The indemnification agreements require, among other things, that the Registrant indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant also must indemnify and advance expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and cover officers and directors under the Registrant’s directors’ and officers’ liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the declaration of trust and the Registrant’s bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers or by the stockholders to alter, limit or eliminate the rights they provide.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8. EXHIBITS.
The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Description of Exhibit
4.01	Form of Common Share Certificate (filed as Exhibit No. 4.03 to the Registrant’s Registration Statement on Form S-3 (File No. 333-21905) and incorporated herein by reference).

4.02	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated February 13, 1998 (filed as Exhibit No. 4.07 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

4.03	Form of Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Registrant’s Registration Statement on Form 8-A/A filed on February 18,1998 and incorporated herein by reference).

4.04	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated April 25, 2002 (filed as Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2002 and incorporated herein by reference).

Exhibit
Number	Description of Exhibit
4.05	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated January 14, 2004 (filed as Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed January 15, 2004 (the “January 2004 8-K”) and incorporated herein by reference).

4.06	Form of Global Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4.2 to the January 2004 8-K and incorporated herein by reference).

4.07	Statement of Designation of 9.50% Series B Cumulative Redeemable Preferred Shares of Crescent Real Estate Equities Company dated May 13, 2002 (filed as Exhibit No. 2 to the Registrant’s Form 8-A dated May 14, 2002 (the “Form 8-A”) and incorporated herein by reference).

4.08	Form of Certificate of 9.50% Series B Cumulative Redeemable Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Form 8-A and incorporated herein by reference).

4	Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant.

5.01	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to legality of the Common Shares registered hereunder (filed herewith).

23.01	Consent of Ernst & Young LLP (filed herewith).

23.02	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 hereto).

24.01	Power of Attorney (included in signature page).
ITEM 9. UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	Intentionally omitted;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on April 12, 2006.
CRESCENT REAL ESTATE EQUITIES COMPANY,
a Texas real estate investment trust (Registrant)

By:	/s/ John C. Goff

Name: John C. Goff
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John C. Goff and David M. Dean, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, each with full and several power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements relating to Common Shares of Crescent Real Estate Equities Company (the “Registrant”) to be issued under the Individual Unit Option Agreements and any amendments, including both pre-effective and post-effective amendments and supplements to such registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard E. Rainwater Richard E. Rainwater	Trust Manager and Chairman of the Board	April 10, 2006
/s/ John C. Goff John C. Goff	Trust Manager and Chief Executive Officer (Principal Executive Officer)	April 12, 2006
/s/ Jerry R. Crenshaw, Jr. Jerry R. Crenshaw, Jr.	Managing Director, Chief Financial Officer (Principal Financial and Accounting Officer)	April 12, 2006
/s/ Anthony M. Frank Anthony M. Frank	Trust Manger	April 10, 2006
/s/ William F. Quinn William F. Quinn	Trust Manager	April 10, 2006
/s/ Paul E. Rowsey, III Paul E. Rowsey, III	Trust Manager	April 12, 2006
/s/ Dennis H. Alberts Dennis H. Alberts	Trust Manager	April 12, 2006
/s/ Robert W. Stallings Robert W. Stallings	Trust Manager	April 12, 2006
/s/ Terry N. Worrell Terry N. Worrell	Trust Manager	April 12, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.01	Form of Common Share Certificate (filed as Exhibit No. 4.03 to the Registrant’s Registration Statement on Form S-3 (File No. 333-21905) and incorporated herein by reference).

4.02	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated February 13, 1998 (filed as Exhibit No. 4.07 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

4.03	Form of Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Registrant’s Registration Statement on Form 8-A/A filed on February 18,1998 and incorporated herein by reference).

4.04	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated April 25, 2002 (filed as Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2002 and incorporated herein by reference).

4.05	Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company dated January 14, 2004 (filed as Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed January 15, 2004 (the “January 2004 8-K”) and incorporated herein by reference).

4.06	Form of Global Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4.2 to the January 2004 8-K and incorporated herein by reference).

4.07	Statement of Designation of 9.50% Series B Cumulative Redeemable Preferred Shares of Crescent Real Estate Equities Company dated May 13, 2002 (filed as Exhibit No. 2 to the Registrant’s Form 8-A dated May 14, 2002 (the “Form 8-A”) and incorporated herein by reference).

4.08	Form of Certificate of 9.50% Series B Cumulative Redeemable Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Form 8-A and incorporated herein by reference).

4	Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant.

5.01	Opinion of Pillsbury Winthrop Shaw Pittman LLP with respect to legality of the Common Shares registered hereunder (filed herewith).

23.01	Consent of Ernst & Young LLP (filed herewith).

23.02	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 hereto).

24.01	Power of Attorney (included in signature page).